SCHEDULE 14-C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[..] Preliminary Information Statement

[X] Definitive Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

PRECISION AEROSPACE COMPONENTS, INC.

(Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act

Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

PRECISION AEROSPACE COMPONENTS, INC.

NOTICE OF MAJORITY SHAREHOLDERS CONSENT

IN LIEU OF 2013 ANNUAL MEETING OF SHAREHOLDERS

The consent has been obtained as permitted pursuant to Pursuant to Section 228 of the Delaware General Corporation Law and Section 9 of the Company’s by-laws.

The following actions were approved as of this date by the holders of 54.3% of the shares outstanding:

1.	The election of the following as directors of the Corporation, to serve until their replacement is elected:

Donald Barger

Alexander Kreger

Andrew S. Prince

David Walters

2.	The ratification of the selection of Friedman, LLC as the Company’s registered public accounting firm for the current fiscal year.

Since the proposals will each already be adopted by the action of the holders of 54.3% of the issued and outstanding shares of common stock entitled to vote thereon, your vote is not required and this information is being provided as a matter of record. Nonetheless, all shareholders of record at the close of business on April 29, 2013 are entitled to notice of this consent.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS NOTICE IS FOR INFORMATION PURPOSES ONLY.

By Order of the Board of Directors

Andrew S. Prince
President and Chief Executive Officer

Bensalem, Pennsylvania

April 29, 2013

1

PRECISION AEROSPACE COMPONENTS, INC.

INFORMATION STATEMENT

2

INTRODUCTION

This Information Statement, dated April 29, 2013, is furnished in connection with the May 14, 2013 Majority Shareholders Consent in lieu of the Annual Meeting of Shareholders of Precision Aerospace Corporation, Inc. (the "Meeting"), for the purposes set forth in the notice of the consent.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS NOTICE IS FOR INFORMATION PURPOSES ONLY.

This Information Statement was mailed to shareholders on or about May 1, 2013.

The complete mailing address of the Company's principal executive office is 351 Camer Drive, Bensalem. Pennsylvania, NY 19020.

At the date of the consent, at which date the annual meeting would have been held, the following voting shares of the Company will be outstanding:

CLASS	SHARES OUTSTANDING	VOTING

Common Shares	4,009,349	4,009,349

Each common share is entitled to one vote. The common shares are the only shares of the Company entitled to a vote.

The 4 holders of 2,175,888 common shares (54.3% of the total outstanding shares) voted together to approve each of the proposals.

Appraisal rights are not available to shareholders with respect to any matter approved.

The annual report on Form 10-K of the Company for the year ended December 31, 2012 (the "Annual Report"), including the Company's audited consolidated financial statements for the year ended December 31, 2012 is being mailed to the Company's shareholders with this Information Statement. Shareholders are encouraged to read the Annual Report with special care since the information contained therein is integral to this Information Statement and is hereby incorporated by reference. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which a solicitation of proxies is to be made.

THE COMPANY IS NOT SOLICITING PROXIES IN CONNECTION WITH THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT, AND NO VOTE OR OTHER ACTION BY THE COMPANY'S STOCKHOLDERS IS REQUIRED TO BE TAKEN IN CONNECTION WITH THIS INFORMATION STATEMENT.

More specifically, this Information Statement is being furnished to the holders of record on April 29, 2013, of the outstanding shares of common stock, $.001 par value, of the Company.

This Information Statement is being provided solely for informational purposes and is NOT being provided in connection with a vote of the Company's stockholders.

3

PROPOSAL 1

ELECTION OF DIRECTORS

The board will consist of four members, three of whom are independent by the NASDAQ definition of independent directors which is the definition utilized by the Company, as further discussed below. Our bylaws provide that the board of directors will be no less than three nor more than nine. Each director holds office until his or her successor is elected and qualified or until his or her earlier resignation, removal, or end of term in the event of a reduction in the size of the board of directors.

The following table sets forth the name, age and position of each of the persons nominated for appointment to the Company’s Board of Directors, additional information follows the table:

Name	Age	Position	With Company Since
Alexander Kreger	69	Director and Chairman of the Board	2006
Andrew S. Prince	69	President and CEO, Principal Financial Officer and Director	2006, Officer since 2007
David Walters	50	Director	2006
Donald Barger	70	Secretary and Director	2008

Alexander Kreger

Mr. Kreger served as the President of Kreger Truck Renting Company, Inc. from 1999 through 2008.  Mr. Kreger has a BS in accounting and finance from the Wharton School, University of Pennsylvania.

Mr. Kreger is a member of the Company’s Audit and Compensation Committees.

Andrew S. Prince

Mr. Prince is presently President and Chief Executive Officer of the Company.  Previously Mr. Prince was, and for the last five years has been, a principal of Prince Strategic Group LC, a strategic advisory and merchant-banking group.  Prince Strategic Group’s focus is strategic planning, acquisition/disposition advice, financial restructuring and providing crisis and interim CEO, COO management.  Mr. Prince assists large and small organizations to develop and implement their business strategies and refine their operations.  He has extensive experience in corporate financing, strategic relationship and acquisition transactions, including their financial and strategic analysis, structuring and negotiations, strategic planning and management development activities as well as background in all facets of operations in both small and large organizations.  Mr. Prince is former Deputy Assistant Secretary of the Navy (1981-1986); Mr. Prince is a director of Gibbs and Cox, a naval architectural engineering firm. Mr. Prince is a graduate of the United States Naval Academy, Harvard Law School and Harvard Business School.

Donald G. Barger Jr.

Mr. Barger retired in 2008 as the CFO of YRC Worldwide Inc. (“YRCW”), a publicly held company specializing in the transportation of goods and materials. Prior to joining YRCW he served as Vice President and Chief Financial Officer of Hillenbrand Industries Inc. (“Hillenbrand”), a publicly held company serving the healthcare and funeral services industries, from March 1998 until December 2000. Mr. Barger was also Vice President, Chief Financial Officer of Worthington Industries, Inc., a publicly held manufacturer of metal and plastic products and processed steel products, from September 1993 until joining Hillenbrand. ;Mr Barger is a Director of Globe Specialty Metals, Inc., a publicly held producer of silicon metal and silicon-based specialty alloys; and Gardner Denver a designer, manufacturer, and marketer of compressor and vacuum products, and fluid transfer products.  Mr. Barger retired in February 2012 from the Board of Quanex Building Products Corporation, a publically held manufacturer of engineered materials and components for the building products markets. Mr. Barger has a B.S. degree from the United States Naval Academy and an M.B.A. from the University of Pennsylvania, Wharton School of Business.

Mr. Barger is the Company’s non-executive secretary and a member of the Company’s Compensation Committee.

4

David Walters

Mr. Walters co-founded Monarch Bay Associates, LLC, a FINRA registered broker dealer, in 2006. Prior to Monarch Bay Associates, Mr. Walters was a principal with Monarch Bay Capital Group, LLC, a firm that provided advisory services and capital for emerging growth companies.  From 1992 through 2000, he was Executive Vice President and Managing Director in charge of capital markets for Roth Capital (formerly Cruttenden Roth), where he managed the Capital Markets group and led over 100 financings (public and private), raising over $2 billion in growth capital.  Additionally, Mr. Walters oversaw a research department that covered over 100 public companies and was responsible for the syndication, distribution and after-market trading of the public offerings.  He managed the public offerings for Cruttenden Roth, which was the most prolific public underwriter in the U.S. for deals whose post-offering market cap was less than $100 million.  Mr. Walters sat on Roth's Board of Directors from 1994 through 2000. Previously, he was a Vice President for both Drexel Burnham Lambert and Donaldson Lufkin and Jenrette in Los Angeles, and he ran a private equity investment fund.  Mr. Walters also serves as Chairman of the Board of Directors and Chief Executive of., Monarch Staffing, Inc.  Mr. Walters earned a Bachelor of Science in Bioengineering from the University of California, San Diego.

Mr. Walters is Chairman of the Company’s Compensation Committee and a member of the Company’s Audit Committee.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

Certain Relationships and Related Transactions

None

Independence of Directors

The Board will consist of 4 members of whom 3 are non-management directors. Determination as to the qualifications of an independent director is made pursuant the definition of Independent director as set forth in the NASDAQ Manual. The independence guidelines and the Company’s categorical standards include a series of objective tests, such as the director is not an employee of the Company and has not engaged in various types of business dealings involving the Company, which would prevent a director from being independent.

Only Mr. Prince, the Company’s President and CEO, is a management director and non-independent.

Board Meetings

For the fiscal year ended December 31, 2012 (“Fiscal 2012”), the Board of Directors held four meetings. All Board members attended at least 75% of the aggregate number of Board meetings and applicable committee meetings held while such individuals were serving on the Board of Directors, or such committees. Each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attending meetings of the shareholders of the Company, the Board of Directors and committees of which he or she is a member.

Code of Ethics and Committee Charters

The Company’s Code of Ethics and Audit Committee Charter have been approved by the Company’s Board of Directors and are available on the Company’s web site. The draft committee charter for the Compensation committee has not been formally adopted by the Board of Directors.

Audit Committee

The Audit Committee makes such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the “Board”) the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

5

Compensation Committee

The compensation committee is authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees. Officers of the Company serving on the Compensation committee do not participate in discussions regarding their compensation.

Nominating Committee

The Company does not have a Nominating Committee and the full Board acts in such capacity.

Code of Ethics

The Code of Ethics applies to the Company’s directors, officers and employees. It is available on the Company’s website.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors and executive officers and persons who beneficially own more than ten percent (10%) of a registered class of its equity securities, file with the SEC reports of ownership and changes in ownership of its common stock and other equity securities. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, the Company believes that, for transactions during 2012, all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met.

6

Compensation of Directors

The following table sets forth information with respect to director’s compensation for the fiscal year ended December 31, 2012:

Name	Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Robert Adler	$10,000	$-	-	$-	$-	$-	$10,000

Alex Kreger	$10,000	$-	-	$-	$-	$-	$10,000

Donald Barger	$10,000	$-	-	$-	$-	$-	$10,000

David Walters	$10,000	$-	-	$-	$-	$-	$10,000

Non-employee Directors of the Company were paid $10,000 for their normal board activities. And 5,000 shares of the Company’s common stock to be issued in 2013.

THE REQUISITE MAJORITY OF SHAREHOLDERS HAS VOTED IN FAVOR OF THE ELECTION OF THESE DIRECTORS. NO PROXY IS REQUIRED OR REQUESTED. VERY SPECIFICALLY, YOU ARE REQUESTED NOT TO SEND US YOUR PROXY.

THIS NOTICE IS FOR INFORMATION PURPOSES ONLY.

7

PROPOSAL 2:

The ratification of the selection of FRIEDMAN, LLC as the Company’s registered public accounting firm for the current fiscal year.

Friedman, LLC was recommended by the Audit Committee of our Board to be appointed as the Company’s independent registered public accounting firm to act in such capacity for the fiscal year ending December 31, 2013. Although the submission of this matter to the stockholders for action is not required by law or the Company’s By-Laws, the Board believes that such submission is consistent with the best practices and is an opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance.

For the year 2012, Friedman, LLC performed professional serviced for the Company in connection with audits of the financial statements of the Company. Friedman, LLC has also reviewed quarterly reports of the Company and has provided the Company tax compliance advice.

Audit Fees

The aggregate fees billed or to be billed for professional services rendered by our independent registered public accounting firms for the audit of our annual financial statements, review of financial statements included in our quarterly reports and other fees that are normally provided by the accounting firms in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2012 and 2011 were: approximately $124,000 for 2012 and approximately $96,000 for 2011.

Audit Related Fees

The aggregate fees billed or to be billed for audit related services by the Company’s independent registered public accounting firms that are reasonably related to the performance of the audit or review of our financial statements, other than those previously reported in this Item 14, for the fiscal years ended December 31, 2012 and 2011 were $-0- in 2012 and $-0- in 2011.

Tax Fees

The aggregate fees billed for professional services rendered by the Company’s independent registered public accounting firms for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2012 and 2011 were $3,500 in 2012 and $3,500 in 2011.

All Other Fees

The aggregate fees billed for products and services provided the Company’s independent registered public accounting firms for the fiscal years ended December 31, 2012 and 2011 were $-0- in 2012 and $-0- in 2011.

Audit Committee

Our Audit Committee implemented pre-approval policies and procedures for our engagement of the independent auditors for both audit and permissible non-audit services.  Under these policies and procedures, all services provided by the independent auditors must be approved by the Audit Committee  or Board of Directors prior to the commencement of the services, subject to certain de-minimis non-audit service (as described in Rule 2-01(c)(7)(C) of Regulation S-X) that do not have to be pre-approved as long as management promptly notifies the Audit Committee of such service and the Audit Committee or Board of Directors approves it prior to the service being completed.  All of the services provided by our independent auditors have been approved in accordance with our pre-approval policies and procedures.

THE REQUISITE MAJORITY OF SHAREHOLDERS HAS VOTED IN FAVOR OF THIS PROPOSAL.

NO PROXY IS REQUIRED OR REQUESTED.

VERY SPECIFICALLY, YOU ARE REQUESTED NOT TO SEND US YOUR PROXY.

THIS NOTICE IS FOR INFORMATION PURPOSES ONLY.

8

ADDITIONAL INFORMATION

Voting Securities; Beneficial Ownership of the Company's Common Stock

The Company's common stock is the only class of voting equity securities that is currently outstanding and entitled to vote at a meeting of the Company's stockholders. Each share of common stock entitles the holder thereof to one (1) vote. As of April 15, 2013, 4,009,349 shares of the Company's common stock were outstanding.

The Company also has Series A and Series C convertible preferred shares outstanding. These shares are non-voting (until converted into common shares).

(a)	The following table sets forth certain information with respect to the beneficial ownership of the outstanding Common Stock of the Company, for each person who is known by the Company to beneficially own more than 5 percent of the Company’s Common Stock (its only voting securities):

TITLE OF CLASS COMMON STOCK	BENFICIAL OWNER (1)	AMOUNT OF BENEFICAL OWNERSHIP	PERCENT OF CLASS

	BGRS 2005 LLC PO 2127 Jenkintown, PA 19046	241,290	6.0

	Alex Kreger	938,689	23.4

	Andrew Prince	917,571	22.9

(b)	The following table sets forth certain information with respect to the beneficial ownership of the Common Stock on an as Preferred Stock converted basis and Preferred Stock of the Company by (i) each of the Company’s Directors, (ii) each of the Company’s Named Executive Officers, and (iii) all directors and executive officers as a group.

TITLE OF CLASS	BENFICIAL OWNER	AMOUNT OF BENEFICAL OWNERSHIP	PERCENT OF CLASS

COMMON STOCK	Alex Kreger, Executive Chairman & Director	1,603,689	13.1
	Robert Adler, Director	129,299	1.1
	Donald Barger, Director	464,000	3.8
	David Walters, Director	18,300	0.2
	Andrew Prince, Director, President and CEO	6,858,454	56.2
	Directors and Executive Officers as a Group	9,074,742	74.4

SERIES A PREFERRED STOCK	Andrew Prince, Director, President and CEO	675,000	50.5

SERIES C PREFERRED STOCK	Alex Kreger, Executive Chairman & Director	428,571	7.2
	Robert Adler, Director	71,428	1.5
	Donald Barger, Director	285,714	6.2
	David Walters, Director	—	—

9

Andrew Prince, Director, President and CEO	3,822,962	92.3
Directors and Executive Officers as a Group	4,608,675	100.0

(1)	Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the Company

As of April 15, 2013, the date used to calculate the tables above, the Company had 4,009,349, shares of Common Stock outstanding and 5,945,378 shares of preferred stock outstanding.

Each preferred share converts into common stock at 1.554 shares of common for each share of preferred, however, the holder of the Series A Preferred Stock cannot hold more than 4.9 % of the outstanding common after a conversion.

10

Executive Compensation

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the Company’s principal executive officer and all of the other executive officers with annual compensation exceeding $100,000, who served during the fiscal year ended December 31, 2012, for services in all capacities to the Company:

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)

Andrew Prince President CEO and Director(1)	2010	$222,069	$—		$—	$—	$—	$—	$—
	2011	222,069	$—		$84,353	$—	$—	$—	$—
	2012	222,069	$88,800	$		$—	$—	$—	$—
Richard McVaugh, President. Fastener Operating Companies	2012	$111,940	$—		$9,978	$—	$—	$—	$—

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Name	Number of Securities underlying unexercised options (#) exercisable	Number of Securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Options exercise ($)	Options expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards. Number of shares or units and other rights that have not vested (#)
Richard McVaugh	—	—	—	—	—	307,000	$153,500	—

(1)	Mr. Prince serves as a director of the Company, but without compensation for his director services.
(2)	Mr. Prince had no outstanding equity awards at the end of 2012.

11

Other Compensation Information

The Company, as reported in its 8-K filed on April 13, 2010, reported that it had approved an employment and compensation agreement with Andrew S. Prince, its President and CEO, which ran through September 30, 2010, the contract automatically renewed by its terms through September 30, 2012 and has again renewed through September 30, 2013.

As of May 25, 2012, the time of the Company’s acquisition of the assets of Fastener Distribution and Marking Company, the Company entered into a three year employment and compensation agreement with Richard McVaugh, to be the President of each of the company’s fastener distribution subsidiaries.

The Precision Aerospace Components, Inc. 2011 Omnibus Incentive Plan (the “2011 Plan”), approved as of April 10, 2011 made the greater of 550,000 shares or twenty percent of the highest total number of the Company’s common shares at any time outstanding available for future equity awards. Under the 2011 Plan, the term of the Option shall be specified in the applicable Award Agreement which shall not exceed ten years from the date of grant. The price at which shares of Stock may be purchased under an Option (the “Option Price”) shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted.

No awards have been made pursuant to the 2011 Plan.

Other than the foregoing, the Company does not have any Stock Option Plan, long term compensation agreement, other option or SAR agreements or grants or pension or profit sharing arrangements.

Annual Report, Financial and Additional Information.

The Annual Financial Statements and Review of Operations of the Company for fiscal year 2012 can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

The Company’s filings with the SEC are all accessible by following the links to “Investor Info” on the Company’s website at precaeroinc.com. The Company will furnish without charge a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules thereto, to any person requesting in writing and stating that he or she is the beneficial owner of Common Shares of the Company.

Requests and inquiries should be addressed to:

Investor Relations

Precision Aerospace Components, Inc.

351 Camer Dr.

Bensalem, PA 19020

By Order of the Board of Directors

Andrew S. Prince

President and Chief Executive Officer

Dated: April 29, 2013

12